Exhibit 99.1

Herbalife Ltd. Announces Third Quarter 2015 Results, Raises Adjusted Full Year Guidance, and Provides Initial 2016 Adjusted Guidance

  Third quarter adjusted1 EPS of $1.28 per diluted share exceeded guidance of $1.00 - $1.10; reported EPS of $1.09 per diluted share
  Raises FY’15 adjusted diluted EPS guidance to a range of $4.65 to $4.75; up from the previous range of $4.50 to $4.70
  Reported worldwide net sales of $1.1 billion, grew 5% in constant currency and on a reported basis declined 12% due to the unfavorable impact of currency exchange rates compared to the prior year period
  Cash flow from operations of $134.5 million increased 32% compared to prior year period
  Initial 2016 volume point guidance range of 2.5% - 5.5% growth

LOS ANGELES--(BUSINESS WIRE)--November 3, 2015--Herbalife Ltd. (NYSE: HLF) reported third quarter net sales of $1.1 billion. Local currency net sales grew by 5%, while reported net sales declined 12% primarily due to the continuing unfavorable impact of currency exchange rates. Adjusted1 earnings for the quarter were $1.28 per diluted share compared to $1.45 per diluted share for the same period in 2014. On a reported basis, third quarter net income was $93.6 million, or $1.09 per diluted share, compared to $11.2 million, or $0.13 per diluted share for the same period in 2014. Third quarter 2015 diluted EPS was negatively impacted by a $0.422 currency fluctuation.

For the quarter ended September 30, 2015, the company generated $134.5 million in net operating cash flow, and invested $17.1 million in capital expenditures.

For the full year 2015, the company is raising adjusted diluted EPS guidance to a range of $4.65 to $4.75, from the previous range of $4.50 to $4.70. Currency movement since the company’s previous guidance had a negative $0.14 impact to the current full year 2015 adjusted diluted EPS guidance.

For the full year 2016, the company is providing adjusted EPS guidance of $4.35 - $4.75 per share, which includes a $0.50 headwind due to an expected unfavorable impact of currency fluctuations.

Michael Johnson, chairman and CEO stated, “The improving trends we continue to see in both performance and member metrics reinforce our belief that we are building an Herbalife focused on creating the very best customer and member experience while delivering long term value for our shareholders."

Johnson continued, “We remain focused on building a brand that is synonymous with good nutrition. Our members have embraced this concept and their activity and engagement remains high."

Third Quarter and 2015 Key Metrics3,4

Regional Volume Point and Average Active Sales Leader Metrics

	Volume Points (Mil)		Average Active Sales Leaders
Region	3Q'15	Yr/Yr % Chg	3Q'15	Yr/Yr % Chg
North America	285.0	-6%	77,066	0%
Asia Pacific	258.0	-15%	77,130	1%
EMEA	219.0	10%	74,741	25%
Mexico	207.2	-5%	64,640	-3%
South & Central America	188.7	-8%	60,726	-6%
China	149.8	24%	25,696	31%
Worldwide Total	1,307.7	-3%	367,557	4%

Regional Net Sales and Foreign Exchange (“FX”) Impact

Region	Reported Net Sales 3Q '15 (mil)	Growth/Decline including FX	Growth/Decline excluding FX
North America	$219.4	-2%	-1%
Asia Pacific (ex. China)	$224.6	-25%	-16%
EMEA	$182.5	-11%	13%
Mexico	$113.4	-21%	-1%
South & Central America	$138.1	-33%	19%
China	$224.9	24%	27%
Worldwide Total	$1,102.9	-12%	5%

_______________________________

[1] See Schedule A – “Reconciliation of Non-GAAP Financial Measures” for more detail.
[2] Excludes the impact of Venezuela price increases tied to foreign exchange rate movements.
[3] Supplemental tables that include additional business metrics can be found at http://www.ir.herbalife.com.

[4] Worldwide Average Active Sales Leaders may not equal the sum of the Average Active Sales Leaders in each region due to the calculation being an average of Sales Leaders active in a period, not a summation, and the fact that some sales leaders are active in more than one region but are counted only once in the worldwide amount.

Outlook

Guidance for the fourth quarter includes an unfavorable impact from currency exchange rates of approximately $0.27 per diluted share versus the fourth quarter of 2014.

Full year 2015 guidance includes a currency headwind of approximately $1.54 per diluted share, including approximately $0.45 from Venezuela compared to last year. Full year 2015 guidance also includes a $0.14 negative impact from currency compared to guidance provided a quarter ago.

Guidance for full year 2016 includes an expected currency headwind of approximately $0.50 per diluted share.

Based on current business trends the company’s fourth quarter 2015 and full year 2016 guidance is as follows:

	Three Months Ending		Twelve Months Ending
	December 31, 2015		December 31, 2015
	Low	High	Low	High
Volume Point Growth vs 2014	(1.5%)	1.5%	(3.5%)	(2.8%)
Net Sales Growth vs 2014	(8.5%)	(5.5%)	(11.1%)	(10.4%)
Adjusted Diluted EPS	$0.85	$0.95	$4.65	$4.75
Cap Ex ($ millions)	$30.0	$40.0	$80.0	$90.0
Effective Tax Rate	27.5%	29.5%	29.0%	30.0%
Currency Adjusted(a) Net Sales Growth vs 2014	1.6%	4.6%	1.0%	1.7%
Currency Adjusted EPS (a)	$1.12	$1.22	$6.19	$6.29
Free Cash Flow ($ millions) (b)			$490.0	$510.0

(a) Excludes the impact of Venezuela price increases tied to FX rate movements.
(b) Free Cash Flow equals Cash Flow from operations less Capital Expenditures.

	Twelve Months Ending
	December 31, 2016
	Low	High
Volume Point Growth vs 2015	2.5%	5.5%
Net Sales Growth vs 2015	4.5%	7.5%
Adjusted Diluted EPS	$4.35	$4.75
Cap Ex ($ millions)	$115.0	$145.0
Effective Tax Rate	28.0%	30.0%
Currency Adjusted(a) Net Sales Growth vs 2015	7.0%	10.0%
Currency Adjusted EPS (a)	$4.85	$5.25
Free Cash Flow ($ millions) (b)

(a) Excludes the impact of Venezuela price increases tied to FX rate movements.
(b) Free Cash Flow equals Cash Flow from operations less Capital Expenditures.

Guidance excludes the impact of legal and advisory services and expenses relating to challenges to the company’s business model, including expenses related to regulatory inquiries, the impact of non-cash interest costs associated with the company’s convertible notes and the expenses incurred related to the effort to recover costs related to the re-audits that occurred in 2013. Forward guidance is based on the average daily exchange rates of the first two weeks of October. With respect to Venezuela, the guidance assumes a SIMADI rate of 198 to 1 for the remainder of 2015, for full-year 2016 and excludes the potential impact of the recent and any future devaluation of the Venezuelan Bolivar and future repatriation, if any, of existing cash balances in Venezuela.

Third Quarter 2015 Earnings Conference Call

Herbalife senior management will host an investor conference call to discuss its recent financial results and provide an update on current business trends on Tuesday, November 3, 2015 at 2:30 p.m. PT (5:30 p.m. ET).

The dial-in number for this conference call for domestic callers is (877) 317-1296, and (706) 634-5671 for international callers (conference ID 51095552). Live audio of the conference call will be simultaneously webcast in the investor relations section of the company's website at http://ir.herbalife.com.

An audio replay will be available following the completion of the conference call in MP3 format or by dialing (855) 859-2056 for domestic callers or (404) 537-3406 for international callers (conference ID 51095552). The webcast of the teleconference will be archived and available on Herbalife's website.

About Herbalife Ltd.

Herbalife Ltd. (NYSE:HLF) is a 35-year-old global nutrition company that sells weight-management, nutrition and personal care products intended to support a healthy lifestyle. Herbalife products are sold in more than 90 countries to and through a network of independent members. The company supports the Herbalife Family Foundation and its Casa Herbalife program to help bring good nutrition to children. Herbalife's website contains a significant amount of financial and other information about the company at http://ir.Herbalife.com. The company encourages investors to visit its website from time to time, as information is updated and new information is posted.

FORWARD-LOOKING STATEMENTS

This earnings release contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Although we believe that the expectations reflected in any of our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties, such as those disclosed or incorporated by reference in our filings with the Securities and Exchange Commission. Important factors that could cause our actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in our forward-looking statements include, among others, the following:

  our relationship with, and our ability to influence the actions of, our Members;
  improper action by our employees or Members in violation of applicable law;
  adverse publicity associated with our products or network marketing organization, including our ability to comfort the marketplace and regulators regarding our compliance with applicable laws;
  changing consumer preferences and demands;
  the competitive nature of our business;
  regulatory matters governing our products, including potential governmental or regulatory actions concerning the safety or efficacy of our products and network marketing program, including the direct selling market in which we operate;
  legal challenges to our network marketing program;
  risks associated with operating internationally and the effect of economic factors, including foreign exchange, inflation, disruptions or conflicts with our third party importers, pricing and currency devaluation risks, especially in countries such as Venezuela;
  uncertainties relating to interpretation and enforcement of legislation in China governing direct selling;
  our inability to obtain the necessary licenses to expand our direct selling business in China;
  adverse changes in the Chinese economy;
  our dependence on increased penetration of existing markets;
  contractual limitations on our ability to expand our business;
  our reliance on our information technology infrastructure and outside manufacturers;
  the sufficiency of trademarks and other intellectual property rights;
  product concentration;
  our reliance upon, or the loss or departure of any member of, our senior management team which could negatively impact our Member relations and operating results;
  restrictions imposed by covenants in our credit facility;
  uncertainties relating to the application of transfer pricing, duties, value added taxes, and other tax regulations, and changes thereto;
  changes in tax laws, treaties or regulations, or their interpretation;
  taxation relating to our Members;
  product liability claims;
  our incorporation under the laws of the Cayman Islands;
  whether we will purchase any of our shares in the open markets or otherwise; and
  share price volatility related to, among other things, speculative trading and certain traders shorting our common shares.

We do not undertake any obligation to update or release any revisions to any forward-looking statement or to report any events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

RESULTS OF OPERATIONS:

Herbalife Ltd. and Subsidiaries
Condensed Consolidated Statements of Income
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	9/30/2015	9/30/2014	9/30/2015	9/30/2014

North America	$219.4	$223.6	$676.1	$722.0
Mexico	113.4	143.9	366.2	435.2
South and Central America	138.1	205.2	433.3	653.2
EMEA	182.5	204.4	562.7	642.9
Asia Pacific	224.6	297.8	706.5	884.5
China	224.9	181.3	625.8	487.2
Worldwide net sales	1,102.9	1,256.2	3,370.6	3,825.0
Cost of Sales (5)	206.9	255.0	651.6	763.3
Gross Profit	896.0	1,001.2	2,719.0	3,061.7
Royalty Overrides	304.7	363.9	946.4	1,136.5
Selling, General and Administrative Expenses (6)	429.7	609.7	1,331.6	1,573.7
Operating Income	161.6	27.6	441.0	351.5
Interest Expense, net	24.1	19.9	69.3	56.2
Other Expense, net (7)	-	9.8	2.3	13.0
Income (loss) before income taxes	137.5	(2.1)	369.4	282.3
Income Taxes	43.9	(13.3)	114.8	76.9
Net Income	$93.6	$11.2	$254.6	$205.4

Basic Shares	82.6	81.9	82.5	87.8
Diluted Shares	85.7	86.2	85.1	92.6

Basic EPS	$1.13	$0.14	$3.09	$2.34
Diluted EPS	$1.09	$0.13	$2.99	$2.22

Dividends declared per share	$-	$-	$-	$0.30

(5) As discussed in Note 2 of the quarterly report on Form 10-Q for the quarter ended Sept. 30, 2015, Cost of Sales includes $0.2 million and $1.9 million of inventory write downs related to Venezuela for the three and nine months ended Sept 30, 2015, respectively; and $7.6 million of inventory write-downs related to Venezuela for the three and nine months ended Sept. 30, 2014.

(6) As discussed in Note 2 of the quarterly report on Form 10-Q for the quarter ended Sept. 30, 2015, Selling, General and Administrative Expenses includes $32.9 million pre-tax unfavorable impact related to the remeasurement of Venezuela Bolivar-denominated assets and liabilities at the SIMADI rate for the nine months ended Sept. 30, 2015; and $115.1 million and $201.4 million pre-tax unfavorable impact related to the remeasurement of Venezuela Bolivar-denominated assets and liabilities at the SICAD I and SICAD II rate for the three and nine months ended Sept. 30, 2014, respectively; and $7.0 million loss on Venezuela asset impairment for both the three and nine months ended Sept. 30, 2014.

(7) As discussed in Note 2 of the quarterly report on Form 10-Q for the quarter ended Sept. 30, 2015, Other Expense, net relates to the impairment of investments in Bolivar-denominated bonds.

Herbalife Ltd. and Subsidiaries
Condensed Consolidated Balance Sheets
(In millions)
(Unaudited)
	Sept 30,	Dec 31,
	2015	2014

ASSETS
Current Assets:
Cash & cash equivalents	$813.2	$645.4
Receivables, net	89.9	83.6
Inventories	315.6	377.7
Prepaid expenses and other current assets	180.0	186.1
Deferred income tax assets	93.4	100.6
Total Current Assets	1,492.1	1,393.4

Property, net	335.8	366.7
Deferred compensation plan assets	27.3	27.4
Other assets	142.6	152.8
Deferred financing cost, net	21.5	22.0
Marketing related intangibles and other intangible assets, net	310.2	310.4
Goodwill	92.0	102.2
Total Assets	$2,421.5	$2,374.9

LIABILITIES AND SHAREHOLDERS' DEFICIT
Current Liabilities:
Accounts payable	$81.4	$72.4
Royalty overrides	237.5	251.0
Accrued compensation	113.6	69.6
Accrued expenses	229.1	252.1
Current portion of long-term debt	254.7	100.0
Advance sales deposits	86.2	70.0
Income taxes payable	28.0	59.7
Total Current Liabilities	1,030.5	874.8

Non-current liabilities
Long-term debt, net of current portion	1,398.7	1,711.7
Deferred compensation plan liability	42.5	42.9
Deferred income tax liabilities	7.4	15.3
Other non-current liabilities	73.1	64.6
Total Liabilities	2,552.2	2,709.3

Contingencies

Shareholders' deficit:
Common shares	0.1	0.1
Paid-in capital in excess of par value	436.3	409.1
Accumulated other comprehensive loss	(156.3)	(78.2)
Accumulated deficit	(410.8)	(665.4)
Total Shareholders' Deficit	(130.7)	(334.4)

Total Liabilities and Shareholders' Deficit	$2,421.5	$2,374.9

Herbalife Ltd. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(In millions)
(Unaudited)
	Nine Months Ended
	9/30/2015	9/30/2014
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$254.6	$205.4
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	72.6	69.2
Excess tax benefits from share-based payment arrangements	(1.5)	(4.2)
Share-based compensation expenses	34.2	34.4
Non-cash interest expense	39.8	31.2
Deferred income taxes	(1.5)	(59.0)
Inventory write-downs	22.3	17.7
Foreign exchange transaction (gain) loss	(11.9)	4.0

Foreign exchange loss from Venezuela currency devaluation	32.9	200.3
Impairments and write-downs relating to Venezuela currency devaluation	4.3	27.5
Other	8.9	3.1
Changes in operating assets and liabilities:
Receivables	(25.1)	(5.4)
Inventories	(3.2)	(58.7)
Prepaid expenses and other current assets	0.4	(59.2)
Other assets	(16.8)	(8.8)
Accounts payable	18.3	15.4
Royalty overrides	5.6	4.4
Accrued expenses and accrued compensation	61.7	11.8
Advance sales deposits	23.3	27.5
Income taxes	(26.6)	(11.7)
Deferred compensation plan liability	0.9	4.6
NET CASH PROVIDED BY OPERATING ACTIVITIES	493.2	449.5
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property, plant and equipment	(57.5)	(140.0)
Proceeds from sale of property, plant and equipment	0.3	-
Investments in Venezuelan bonds	(0.1)	(11.8)
Other	6.0	-
NET CASH (USED IN) INVESTING ACTIVITIES	(51.3)	(151.8)
CASH FLOWS FROM FINANCING ACTIVITIES
Dividends paid	-	(30.4)
Dividends received	-	3.4
Payments for Capped Call Transactions	-	(123.8)

Proceeds from senior convertible notes	-	1,150.0

Principal payments on senior secured credit facility and other debt	(202.6)	(56.3)
Issuance costs relating to long-term debt and senior convertible notes	(6.2)	(28.9)
Share repurchases	(10.7)	(1,278.4)
Excess tax benefits from share-based payment arrangements	1.5	4.2
Proceeds from exercise of stock options and sale of stock under employee stock purchase plan	1.4	2.4
Other	(1.3)	-
NET CASH (USED IN) FINANCING ACTIVITIES	(217.9)	(357.8)
EFFECT OF EXCHANGE RATE CHANGES ON CASH	(56.2)	(234.7)
NET CHANGE IN CASH AND CASH EQUIVALENTS	167.8	(294.8)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	645.4	973.0
CASH AND CASH EQUIVALENTS, END OF PERIOD	$813.2	$678.2

SUPPLEMENTAL INFORMATION

SCHEDULE A: RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(Unaudited and unreviewed), (All tables provide Dollars in millions, Except per Share Data)

In addition to its reported results, the company has included in the tables below adjusted results that the Securities and Exchange Commission defines as “non-GAAP financial measures.” Management believes that such non-GAAP financial measures, when read in conjunction with the company’s reported results, can provide useful supplemental information for investors in analyzing period to period comparisons of the company’s results.

The following is a reconciliation of net income, presented and reported in accordance with U.S. generally accepted accounting principles, to net income adjusted for certain items:

	Three Months Ended		Nine Months Ended
	9/30/2015	9/30/2014	9/30/2015	9/30/2014
	(in millions)

Net income, as reported	$93.6	$11.2	$254.6	$205.4
Remeasurement, impairment losses and other charges relating to Venezuela (8) (9)	0.3	83.7	25.1	152.9
Expenses incurred responding to attacks on the company's business model (8) (10)	2.8	4.5	10.5	13.5
Expenses related to Regulatory inquiries (8) (11)	4.7	2.8	10.4	6.5
Expenses incurred for the recovery of re-audit fees (8) (12)	0.4	-	0.8	0.4
Foreign exchange gain from Euro/USD exposure on intercompany balances (8) (13)	(0.8)	-	(7.7)	-
Non-cash interest expense and amortization of non-cash issuance costs (8) (14)	11.2	9.9	32.8	25.9
Legal reserve for the Bostick case (15)	-	11.3	-	11.3
Impairment of newly acquired defective manufacturing equipment (16)	-	1.7	-	1.7
Recovery of defective manufacturing equipment previously impaired (17)	(2.0)	-	(2.0)	-
Net income, as adjusted (18)	$110.1	$125.1	$324.5	$417.6

The following is a reconciliation of diluted earnings per share, presented and reported in accordance with U.S. generally accepted accounting principles, to diluted earnings per share adjusted for certain items:

	Three Months Ended		Nine Months Ended
	9/30/2015	9/30/2014	9/30/2015	9/30/2014

Diluted earnings per share, as reported	$1.09	$0.13	$2.99	$2.22
Remeasurement, impairment losses and other charges relating to Venezuela (8) (9)	-	0.97	0.30	1.65
Expenses incurred responding to attacks on the company's business model (8) (10)	0.03	0.05	0.12	0.15
Expenses related to Regulatory inquiries (8) (11)	0.05	0.03	0.12	0.07
Expenses incurred for the recovery of re-audit fees (8) (12)	-	-	0.01	-
Foreign exchange gain from Euro/USD exposure on intercompany balances (8) (13)	(0.01)	-	(0.09)	-
Non-cash interest expense and amortization of non-cash issuance costs (8) (14)	0.13	0.12	0.38	0.28
Legal reserve for the Bostick case (15)	-	0.13	-	0.12
Impairment of newly acquired defective manufacturing equipment (16)	-	0.02	-	0.02
Recovery of defective manufacturing equipment previously impaired (17)	(0.02)	-	(0.02)	-
Diluted earnings per share, as adjusted (18)	$1.28	$1.45	$3.81	$4.51

(8) Based on interim income tax reporting rules, these expenses are not considered discrete items. As a result, the company's full year effective tax rate is impacted by these items. When applying the full year effective tax rate to year-to-date income, the company's year-to-date tax provision recorded with respect to these non-GAAP adjustments is different from the forecasted full-year tax provision impact of these items. As a consequence, adjustments to the year-to-date and quarterly tax impacts will be recorded as the adjusted full year effective tax rate is applied to income in subsequent periods. Additionally, adjustments to items unrelated to these non-GAAP adjustments may have an effect on the income tax impact of these non-GAAP adjustments in subsequent periods. The company plans to update the income tax impact of these items in subsequent interim reporting periods.

(9) Net of $0.9 million and $55.8 million tax benefit for the three months ended Sept. 30, 2015 and 2014, respectively; and net of $13.1 million and $76.1 million tax benefit for the nine months ended Sept. 30, 2015 and 2014, respectively.

(10) Net of $0.8 million and $1.5 million tax benefit for the three months ended Sept. 30, 2015 and 2014, respectively; and net of $4.5 million and $4.8 million tax benefit for the nine months ended Sept. 30, 2015 and 2014, respectively.

(11) Net of $3.0 million and $1.8 million tax benefit for the three months ended Sept. 30, 2015 and 2014, respectively; and net of $6.4 million and $4.1 million tax benefit for the nine months ended Sept. 30, 2015 and 2014, respectively.

(12) Net of $0.3 million and $0.1 million tax benefit for the three months ended Sept. 30, 2015 and 2014, respectively; and net of $0.4 million and $0.1 million tax benefit for the nine months ended Sept. 30, 2015 and 2014, respectively.

(13) Net of $0.8 million and $0.2 million tax benefit for the three and nine months ended Sept. 30, 2015, respectively.
(14) Relates to non-cash expense on our convertible notes and prepaid forward share repurchase contract.
(15) Net of $6.2 million tax benefit for the three and nine months ended Sept. 30, 2014.
(16) Net of $0.9 million tax benefit for the three and nine months ended Sept. 30, 2014.
(17) Net of $1.1 million tax expense for the three and nine months ended Sept. 30, 2015.
(18) Amounts may not total due to rounding.

The following is a reconciliation of total long-term debt to net debt:

	9/30/2015	12/31/2014
	(in millions)

Total long-term debt (current and long-term portion)	$1,653.4	$1,811.7
Less: Cash and cash equivalents	813.2	645.4
Net debt	$840.2	$1,166.3

CONTACT:
Herbalife Ltd.
Media Contact:
Julian Cacchioli
VP, Corporate Communications
213.745.0519
or
Investor Contact:
Alan Quan
VP, Investor Relations
213.745.0541